PROCEPT, INC.

                    KEY EMPLOYEE CONFIDENTIALITY, INVENTIONS,
                          AND NON-COMPETITION AGREEMENT

In consideration of my employment or continued employment by Procept, Inc., a Delaware corporation, and/or any of its predecessors, successors or subsidiaries (collectively, the "Company"), I agree as follows:


Confidentiality and Use of Biological Materials

I understand that the Company continually obtains and develops valuable Biological Materials (as defined below) and valuable proprietary and confidential information relating to its business, business relationships, and financial affairs ("Confidential Information") that may become known to me or to which I may have access in connection with my employment.

I acknowledge that all Biological Materials and all Confidential Information are and will remain the exclusive property of the Company or the third party entrusting such Biological Materials or Confidential Information to the Company. By way of illustration, but not limitation, Confidential Information may include Inventions, trade secrets, technical information, know-how, research and development activities of the Company, product and marketing plans, customer and supplier information, and other information disclosed to the Company or to me by third parties of a proprietary or confidential nature or under an obligation of confidence, whether or not in writing and whether or not labeled or identified as confidential or proprietary. As used in this agreement, "Biological Materials" includes, without limitation, any and all reagents, substances, chemical compounds, subcellular constituents, cells or cell lines, organisms and progeny, mutants, derivatives or replications thereof or therefrom.

I agree that I will not, during the term of my employment and thereafter, publish, disclose, or otherwise make available to any third party, other than to employees of the Company in connection with the performance of their duties, any Confidential Information or Biological Materials, except as specifically authorized in writing by the Company. I agree that I will use such Confidential Information and Biological Materials only in the performance of my duties for the Company and in accordance with any Company policies that may be promulgated from time to time with respect to the protection of Confidential Information and Biological Materials. I agree not to use such Confidential Information or Biological Materials for my own benefit or for the benefit of any other person or business entity.

I agree to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information and Biological Materials in my possession and not to remove any materials containing Confidential Information or Biological Materials from the Company's premises except to the extent necessary to my employment. Upon the termination of my employment, or at any time upon the Company's request, I will return immediately to the Company any and all Biological Materials and any materials containing any Confidential Information then in my possession or under my control.


Assignment of Inventions

I agree promptly to disclose to the Company any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, know-how and Biological Materials (as defined above) that are conceived, devised, invented, developed, or reduced to practice or tangible medium by me, under my direction, or jointly with others during any period that I am employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company, that relate, directly or indirectly, to the business of the Company and arise out of my employment with the Company (hereinafter "Inventions").

I hereby assign to the Company all of my right, title and interest to the Inventions and any and all related patent rights, copyrights and applications and registrations therefor. During and after my employment, I will cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and I will execute all documents which the Company may reasonably request in order to perfect the Company's rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company's request.

I represent that the attached Schedule A contains a complete list of all inventions that relate to the business of the Company made, conceived, or first reduced to practice by me, under my direction or jointly with others prior to my employment with the Company ("Prior Inventions") and which are not assigned to the Company hereunder. If there is no such Schedule A attached hereto, I represent that there are no such Prior Inventions.


Other Agreements

I hereby represent to the Company that, except as identified on Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment.

I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree during my employment with the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified on Schedule B and the relevant portions of the agreements are hereby attached to this Schedule B.


No Right to Continued Employment

I understand that this agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment with the Company. I understand and agree that my employment is "at will" and that my obligations under this agreement will not be affected by any change in my position, title, or function with, or compensation by, the Company.


Non-Competition

I agree that while I am employed by the Company and for a period of two years after the termination or cessation of such employment, I will not, without the Company's prior written consent, directly or indirectly, as a principal, director, officer, employee, consultant, partner or stockholder of, or in any other capacity with, any business enterprise (other than in my capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) develop, design, produce, market, sell or render (or assist any other person or entity in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company during the period of my employment with the Company.

During the term of my employment with the Company, and for two years after the termination or other cessation of my employment with the Company, I will not induce or attempt to induce any of the Company's employees or independent contractors to terminate their employment or contractual relationship with the Company, or solicit or attempt to solicit the business or patronage of any of the Company's actual or prospective clients, customers, or accounts that I contacted, solicited, or served during the term of my employment with the Company.


General

I acknowledge that the restrictions contained in this agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. I agree that any breach of this agreement by me will cause irreparable damage to the Company and that in the in the event of such breach, the Company will have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

This agreement will be governed by and interpreted and construed in accordance with the internal, substantive laws of the Commonwealth of Massachusetts.

I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS. TO EVIDENCE MY AGREEMENT, I HAVE SIGNED AND DELIVERED THIS AGREEMENT TO THE COMPANY AS AN AGREEMENT UNDER SEAL AS OF THE DATE BELOW.


Date: 3-3-98                   Signature: /s/ John F. Dee
     -------                              -----------------------
                                              John F. Dee



Acknowledged:

PROCEPT, INC.


By: /s/ Dorothy Cook
    ------------------------
        Dorothy A. Cook
        Human Resources


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


                                   SCHEDULE A
                                   ----------

                                PRIOR INVENTIONS
                                ----------------

The following is a complete list of all Prior Inventions


            X      No Prior Inventions
         -----

         -----     See below for description of Prior Inventions






        ---------      Additional Sheets Attached

If I am claiming any Prior Inventions above, I agree that, if in the course of my employment with the Company, I incorporate into a Company product or process a Prior Invention owned by me or in which I have an interest, the Company will automatically be granted and will have a non-exclusive, royalty-free, irrevocable, transferable, perpetual world-wide license to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine.

                                   SCHEDULE B
                                   ----------

                                PRIOR COMMITMENTS

                                -----------------









                                      -5-